Exhibit 99.1

TrueCar Reports Record Fourth Quarter and Full Year 2014 Financial Results

•      Fourth quarter total revenue of $55.5 million, up 38% over the fourth quarter of 2013; Fourth quarter transaction revenue of $51.2 million, up 42% over the fourth quarter of 2013.

•                  FY 2014 total revenue of $206.6 million, up 54% over FY 2013; FY 2014 transaction revenue of $189.4 million, up 60% over FY 2013.

•                  Fourth quarter Adjusted EBITDA(1) of $4.3 million, representing an Adjusted EBITDA margin of 7.7%, up from $(0.3) million for the fourth quarter of 2013; FY 2014 Adjusted EBITDA of $10.9 million, up 409% from $2.1 million in FY 2013.

•                  Fourth quarter Non-GAAP net income(2) of $0.3 million, or $0.00 per share, compared to Non-GAAP net loss of ($3.0) million, or $(0.05) per share, in the fourth quarter of 2013; FY 2014 Non-GAAP net loss of $(3.3) million, or $(0.05) per share, compared to Non-GAAP net loss of $(11.9) million, or $(0.20) per share, in FY 2013.

•                  Fourth quarter net loss of $(9.8) million, or $(0.13) per share, compared to net loss of $(7.6) million, or $(0.13) per share, in the fourth quarter of 2013; FY 2014 Net loss of $(48.4) million, or $(0.68) per share, compared to a net loss of $(25.1) million, or $(0.43) per share, in FY 2013.

•                  Fourth quarter and full year 2014 operating cash flows were positive.

•                  Franchise Dealer Count(3) grew by over 1,800 dealers or 28% year-over-year to a new record high of 8,501. Total TrueCar Certified Dealers, which includes non-franchise dealers, now exceeds 10,000.

SANTA MONICA, Calif., February 19, 2015 — TrueCar, Inc. (NASDAQ: TRUE), the negotiation-free car buying and selling platform, today announced its financial results for the fourth quarter and year-ended December 31, 2014.

(1)  Adjusted EBITDA is a Non-GAAP financial measure.  Refer to its definition and accompanying reconciliation to GAAP Net Loss below.

(2) Non-GAAP Net Income (Loss) is a Non-GAAP financial measure.  Refer to its definition and accompanying reconciliation to GAAP Net Loss below.

(3) Franchise Dealer Count: We define franchise dealer count as the number of franchise dealers in the network of TrueCar Certified Dealers at the end of a given period. This number is calculated by counting the number of brands of new cars sold by dealers in the TrueCar Certified Dealer network at their locations, and includes both single-location proprietorships as well as large consolidated dealer groups.

Management Commentary

“TRUECar had an amazing 2014, delivering record growth across all of our key performance indicators,” said Scott Painter, Founder and Chief Executive Officer of TrueCar.  “Total revenue growth of 54% came in well ahead of our expectations at the time of our IPO and we delivered strong improvements across all of our profitability metrics. We also achieved a major milestone for the Company, in achieving cash flow positive operating results for both the fourth quarter and full year.”

Mr. Painter continued, “TrueCar continues to attract both consumers and dealers in record numbers, driving strong network effects and significant operating leverage.  Users on our platform accounted for 611,000 units across the TrueCar Certified Dealer network in 2014. The real story, however, is the growth in our branded TRUECar channel where units grew by 125% in 2014 to 235,000 cars and now accounts for approximately 40% of total unit sales. We ended 2014 with 8,501 new car franchise dealers, which is more than 1 out of every 4 dealers in the country and represents growth of nearly 30% over last year.  Nevertheless, we remain a nascent national brand at the upslope of consumer adoption with currently just under 4% share of the total new car market in the U.S.”

Mr. Painter concluded, “Looking ahead to 2015, we’re expecting another year of very strong revenue growth.  Leverage in the business will continue to expand, and we’ll continue to prioritize reinvestments focused on scaling TrueCar for the long-term. Brand awareness, mobile applications and the OEM channel will continue to be the focus of our investments.”

Fourth Quarter 2014 Financial Highlights

•                  Revenues of $55.5 million, an increase of 38% from $40.1 million in the fourth quarter of 2013.

•                  Transaction revenues of $51.2 million, an increase of 42% from $36.2 million in the fourth quarter of 2013.

•                  Data and other revenues of $4.2 million, an increase of 7% from $3.9 million in the fourth quarter of 2013, consisting primarily of Residual Value consulting services and data sales from TrueCar’s ALG subsidiary to OEMs and financial services companies.

•                  Adjusted EBITDA of $4.3 million compared to $(0.3) million in the fourth quarter of 2013 and representing an Adjusted EBITDA margin of 7.7%.

•                  Non-GAAP net income of $0.3 million or $0.00 per share, compared to Non-GAAP net income of $0.3 million, or $0.00 per share, in the third quarter of 2014.

•                  Net loss of $(9.8) million, or $(0.13) per basic and diluted share, compared to a net loss of $(13.6) million, or $(0.18) per basic and diluted share, in the third quarter of 2014.

2014 Financial Highlights

•                  Revenues of $206.6 million, an increase of 54% from $134.0 million in 2013.

•                  Transaction revenues of $189.4 million, an increase of 60% from $118.7 million in 2013.

•                  Data and other revenues of $17.3 million, an increase of 13% from $15.2 million in 2013, consisting primarily of Residual Value consulting services and data sales from TrueCar’s ALG subsidiary to OEMs and financial services companies.

•                  Adjusted EBITDA of $10.9 million in 2014, an increase of 409% from $2.1 million in 2013. Adjusted EBITDA margin of 5.3% in 2014 up from 1.6% in 2013.

•                  Non-GAAP net loss of $(3.3) million or $(0.05) per share, compared to a Non-GAAP net loss of $(11.9) million, or $(0.20) per share, in 2013.

•                  Net loss of $(48.4) million, or $(0.68) per basic and diluted share, compared to a net loss of $(25.1) million, or $(0.43) per basic and diluted share, in 2013.

Key Operating Metrics

•                  The number of average monthly unique visitors(4) increased 34% to 4.4 million for the fourth quarter of 2014, up from approximately 3.3 million in the fourth quarter of 2013.  In 2014, the number of average monthly unique visitors increased 55% to approximately 4.3 million, up from 2.8 million in 2013.

•                  The number of units(5) increased 43% to 163,338 in the fourth quarter of 2014, up from 113,931 in the fourth quarter of 2013. In 2014, the number of units increased 53% to 610,620, up from 399,919 in 2013.

•                  Monetization(6) was $314 during the fourth quarter of 2014 and $310 for full year 2014.

•                  Franchise Dealer Count increased to 8,501 at December 31, 2014, representing 27% of all new car franchises and year-over-year growth of 28%.

Business Outlook

TrueCar’s guidance for the first quarter ending March 31, 2015 is as follows:

•                  Revenues are expected to be approximately $59.0 million.

•                  Adjusted EBITDA is expected to be $3.5 million to $3.8 million, representing 6%-6.5% margin.

(4) Average Monthly Unique Visitors: We define a monthly unique visitor as an individual who has visited our website, our landing page on our affinity group marketing partner sites, or our mobile applications within a calendar month. We calculate average monthly unique visitors as the sum of the monthly unique visitors divided by the number of months in that period.

(5) Units: We define units as the number of automobiles purchased by our users from TrueCar Certified Dealers through TrueCar.com and our mobile applications or the car buying sites and mobile applications we maintain for our affinity group marketing partners.

(6) Monetization: We define monetization as the average transaction revenue per unit, which we calculate by dividing all of our transaction revenue in a given period by the number of units in that period.

TrueCar’s guidance for the full year ending December 31, 2015 is as follows:

•                  Revenues are expected to be in the range of $280.0 million to $290.0 million.

•                  Adjusted EBITDA is expected to be in the range of $26.6 million to $29.0 million.

Conference Call Information

Members of TrueCar management will host a conference call today, February 19, 2015, to discuss the fourth quarter and full year 2014 results at 4:30 p.m. Eastern Time. To participate, callers in the U.S. and Canada should dial 1-877-407-0789 and international callers should dial 1-201-689-8562 and reference the conference ID: 13599868. In addition, a live webcast of the call will be accessible through the Investor Relations section of TrueCar’s website at www.ir.true.com and will be archived online for 90 days upon completion of the conference call. A telephonic replay of the call will also be available until 11:59 p.m. Eastern Time, on Thursday, March 5, 2015, by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international) and entering the replay pin number: 13599868.  TrueCar has used, and intends to continue to use, its Investor Relations website (ir.true.com), as well as certain Twitter accounts (@truecar, @TheScottPainter and @johnkrafcik) and the company’s Facebook page (www.facebook.com/truecar), as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding TrueCar’s future growth potential and opportunities, in particular growth in adoption of our platform by dealers and users, leverage in our operating and financial model, OEM incentives opportunities, areas of future investment, expectations regarding future revenues and Adjusted EBITDA, long-term financial objectives, business strategy, plans and objectives are forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements.  Among the risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: our ability to manage our growth especially in light of our limited operating history; our dependence upon our affinity group marketing partners, especially USAA; compliance with U.S. federal and state laws and regulations directly or indirectly applicable to our business; our ability to compete effectively in an increasingly competitive market and to enhance our brand; our ability to continue to expand our dealer network and to increase our user traffic and the number of transactions between our dealer network and our users, our ability to successfully develop and introduce complementary new products to address our target markets, including OEMs, and to continue to enhance our mobile solutions; consumer demand, global supply chain challenges and macro-economic issues that affect the automobile industry; security breaches in our systems or other service disruptions; our ability to protect our intellectual property rights; and other risks and uncertainties described more fully under the heading “Risk Factors” in TrueCar’s registration statement on Form S-1, our quarterly report on Form 10-Q for the quarter ended June 30,

2014, our quarterly report on Form 10-Q for the quarter ended September 30, 2014, and our annual report on Form 10-K for the year ended December 31, 2014 to be filed with the Securities and Exchange Commission. Moreover, the company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for TrueCar management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the company may make.  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements, which speak only as of their respective dates.

Use of Non-GAAP Financial Measures

This earnings release includes the following Non-GAAP financial measures; Adjusted EBITDA, Non-GAAP net income (loss), and Non-GAAP net income (loss) per share.  We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, income taxes, depreciation and amortization, stock-based compensation, warrant expense, change in the fair value of contingent consideration, ticker symbol acquisition costs, certain legal costs, a legal settlement, IPO-related expenses and transaction costs from acquisitions. We define Non-GAAP net income (loss) as net loss adjusted to exclude stock-based compensation, non-cash warrant expense, transaction costs from acquisitions, change in the fair value of contingent consideration, ticker symbol acquisition costs, IPO-related expenses, certain legal costs and a legal settlement. We have provided below a reconciliation of each of Adjusted EBITDA and Non-GAAP net income (loss) to net loss, the most directly comparable GAAP financial measure. Neither Adjusted EBITDA nor Non-GAAP net income (loss) should be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.

We believe that Adjusted EBITDA and Non-GAAP net income (loss) are useful because they facilitate operating performance comparisons on a period-to-period basis as they exclude variations primarily caused by changes in the excluded items noted above. In addition, we believe that Adjusted EBITDA, Non-GAAP net income (loss) and similar measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies as measures of financial performance.

Our use of each of Adjusted EBITDA and Non-GAAP net income (loss) has limitations as an analytical tool, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•                  Adjusted EBITDA does not reflect the payment or receipt of interest or the payment of income taxes;

•                  Neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects changes in, or cash requirements for, our working capital needs;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments;

•                  Neither Adjusted EBITDA nor Non-GAAP net income (loss) reflects the cash costs to advance our claims in respect of certain litigation.

•                  Neither Adjusted EBITDA nor Non-GAAP net income (loss) consider the potentially dilutive impact of shares issued or to be issued in connection with share-based compensation or warrant issuances; and

•                  Other companies, including companies in our own industry, may calculate Adjusted EBITDA and Non-GAAP net income (loss) differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, you should consider Adjusted EBITDA and Non-GAAP net income (loss) alongside other financial performance measures, including various cash flow metrics, net loss and our other GAAP results. In addition, in evaluating Adjusted EBITDA and Non-GAAP net income (loss), you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and Non-GAAP net income (loss) and you should not infer from our presentation of Adjusted EBITDA and Non-GAAP net income (loss) that our future results will not be affected by these expenses or any unusual or non-recurring items.

About TrueCar

TrueCar, Inc. (NASDAQ: TRUE), the negotiation-free car buying and selling mobile marketplace, gives consumers transparent insight into what others paid and access to guaranteed savings off MSRP from TrueCar Certified Dealers. TrueCar’s network of more than 10,000 trusted Certified Dealers is committed to providing upfront pricing information and a hassle-free buying experience. TrueCar powers car-buying programs for some of the largest U.S. membership and service organizations, including AARP, American Express, AAA and USAA. Not all program features are available in all states. TrueCar is headquartered in Santa Monica, California, with offices in San Francisco and Austin, Texas. For more information, go to www.truecar.com. Follow us on Facebook or Twitter.

INVESTOR CONTACTS:

Alison Sternberg

Vice President, Investor Relations and Administration

O: 800.200.2000 x 8771

investors@true.com

Laura Bainbridge

Addo Communications

O: 310.829.5400

investors@true.com

MEDIA CONTACT:

Alan Ohnsman

Senior Vice President & Chief Communications Officer

O: 800.200.2000 x 8044

AOhnsman@truecar.com

TrueCar, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues	$55,471	$40,145	$206,649	$133,958
Costs and operating expenses:
Cost of revenue	4,989	4,208	17,513	15,295
Sales and marketing	31,111	23,893	128,569	75,180
Technology and development	9,814	6,751	36,563	23,685
General and administrative	15,422	10,199	58,296	30,857
Depreciation and amortization	3,739	2,394	13,213	11,569
Total costs and operating expenses	65,075	47,445	254,154	156,586
Loss from operations	(9,604)	(7,300)	(47,505)	(22,628)
Interest income	18	30	59	121
Interest expense	(52)	(179)	(380)	(1,988)
Other income	7	(1)	37	18
Loss before provision for income taxes	(9,631)	(7,450)	(47,789)	(24,477)
Provision for income taxes	(203)	(170)	(640)	(579)
Net loss	$(9,834)	$(7,620)	$(48,429)	$(25,056)
Net loss per share:
Basic and diluted	$(0.13)	$(0.13)	$(0.68)	$(0.43)
Weighted average common shares outstanding, basic and diluted	78,319	59,856	70,837	58,540

TrueCar, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31,	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$147,539	$43,819
Restricted cash — current	—	2,000
Accounts receivable	28,748	18,803
Notes receivable from related parties — current	—	178
Prepaid expenses	5,193	3,550
Other current assets	3,040	1,226
Total current assets	184,520	69,576
Property and equipment, net	30,731	15,238
Goodwill	53,270	53,270
Intangible assets, net	27,949	31,834
Notes receivable from related parties	—	2,682
Other assets	482	2,150
Total assets	$296,952	$174,750

Liabilities, Convertible Preferred Stock and Stockholders’ Equity

Current liabilities
Accounts payable	$12,826	$9,804
Accrued employee expenses	14,245	10,129
Revolving line of credit	—	4,764
Accrued expenses and other current liabilities	11,783	6,242
Total current liabilities	38,854	30,939
Deferred tax liabilities	2,245	1,791
Lease financing obligation	6,093	—
Other liabilities	562	616
Total liabilities	47,754	33,346

Commitments and contingencies
Series A convertible preferred stock	—	29,224

Stockholders’ Equity
Common stock	8	6
Additional paid-in capital	460,179	275,803
Notes receivable from related parties	—	(1,069)
Accumulated deficit	(210,989)	(162,560)
Total stockholders’ equity	249,198	112,180
Total liabilities, convertible preferred stock and stockholders’ equity	$296,952	$174,750

TrueCar, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2014		2013	2014		2013

Net loss	$(9,834)		$(7,620)	$(48,429)		$(25,056)
Non-GAAP Adjustments:
Interest income	(18)		(30)	(59)		(121)
Interest expense	52		179	380		1,988
Depreciation and amortization	3,739		2,394	13,213		11,569
Stock-based compensation	8,353		3,762	29,333		9,346
IPO-related expenses	—		—	3,717		—
Warrant expense	1,518		852	9,808		3,740
Change in fair value of contingent consideration	—		24	—		95
Ticker symbol acquisition costs	—		—	803		—
Certain litigation costs	1,032	(1)	—	2,270	(1)	—
Legal Settlement	(792	)(2)	—	(792	)(2)	—
Provision for income taxes	203		170	640		579
Adjusted EBITDA	$4,253		$(269)	$10,884		$2,140

(1) The excluded amounts relate to legal costs incurred in connection with a claim we filed against Sonic Automotive Holdings, Inc. for trademark infringement and related matters.  We have not historically excluded these costs from Adjusted EBITDA; however, as we have incurred increasing costs to advance our claim, we believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

(2) Represents a non-recurring legal settlement in favor of the Company.

TrueCar, Inc.

Reconciliation of Net Loss to Non-GAAP Net Income (Loss)

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Year Ended			Three Months Ended
	December 31,			December 31,			September 30,
	2014		2013	2014		2013	2014

Net loss	$(9,834)		$(7,620)	$(48,429)		$(25,056)	(13,640)
Non-GAAP Adjustments:
Stock-based compensation	8,353		3,762	29,333		9,346	9,440
Warrant expense	1,518		852	9,808		3,740	3,675
Change in fair value of contingent consideration	—		24	—		95	—
Ticker symbol acquisition costs	—		—	803		—	—
IPO-related expenses	—		—	3,717		—	—
Certain litigation costs	1,032	(1)	—	2,270	(1)	—	864	(1)
Legal Settlement	(792	)(2)	—	(792	)(2)	—	—
Non-GAAP net income (loss)	$277		$(2,982)	$(3,290)		$(11,875)	$339

Non-GAAP net income (loss) per share:
Basic	$0.00		$(0.05)	$(0.05)		$(0.20)	$0.00
Diluted	$0.00		$(0.05)	$(0.05)		$(0.20)	$0.00

Weighted average common shares outstanding:
Basic	78,319		59,856	70,837		58,540	76,880
Diluted	92,229		59,856	70,837		58,540	88,604

(1) The excluded amounts relate to legal costs incurred in connection with a claim we filed against Sonic Automotive Holdings, Inc. for trademark infringement and related matters.  We have not historically excluded these costs from Adjusted EBITDA; however, as we have incurred increasing costs to advance our claim, we believe that their exclusion is appropriate to facilitate period-to-period operating performance comparisons.

(2) Represents a non-recurring legal settlement in favor of the Company.